Exhibit 99.2

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ACQUIRES INVESTOPEDIA

Leading Financial Website Provides Organic Traffic and Monetization in Key Vertical

Westlake Village, CA – August 4, 2010 – ValueClick, Inc. (Nasdaq: VCLK) announced today that it has acquired Investopedia (www.investopedia.com), a leading financial information and investing education website. Founded in 1999, Investopedia provides consumers with a comprehensive library of financial terms, articles, tutorials, and investing education tools, such as virtual trading simulators and exam preparation materials.

“Investopedia gives us great content, organic traffic and established advertiser relationships in the important financial services advertising vertical, as well as an experienced team and immediate synergy opportunities with ValueClick Brands and ValueClick Media,” said Jim Zarley, chief executive officer of ValueClick. “We welcome the Investopedia team to ValueClick and look forward to working with them as we extend our capabilities in this key vertical.”

Investopedia, based in Edmonton, Canada, has built nearly 30,000 pieces of evergreen financial related content and develops an additional 7,000 pieces of content each year. Investopedia generates the majority of its traffic organically and monetizes primarily by selling cost-per-impression display advertising through its direct sales force. The site attracts 2.2 million unique U.S. visitors per month (comScore, June 2010) and has a highly engaged audience that includes 3.1 million newsletter and 1.7 million email subscribers, and 1.3 million stock simulator users.

Investopedia’s management team and employee base have been retained by ValueClick and the business will run as a wholly-owned subsidiary of ValueClick, Inc. within its Owned & Operated segment.

“The Investopedia team is excited to join ValueClick,” said Kristina Milke, managing director of Investopedia. “Our strengths in efficient content development and organic traffic complement ValueClick’s strengths in traffic acquisition and monetization, and I believe the combination will benefit both organizations. We look forward to working with the ValueClick team.”

Under the terms of the transaction, ValueClick has acquired the assets and assumed certain liabilities of Investopedia from Forbes, Inc. for approximately $42 million in cash. For the twelve-month period ending December 31, 2010, Investopedia is expected to generate approximately $10 million in revenue and $5 million in adjusted-EBITDA1. Forbes, Inc. was represented by The Jordan, Edmiston Group, Inc., a New York City based investment bank that specializes in the media, information, marketing, and technology industries.

1 Adjusted-EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income from continuing operations before interest, income taxes, depreciation, amortization, stock-based compensation, and goodwill impairment charges.

Conference Call Tomorrow at 4:30 p.m. ET
Jim Zarley, chief executive officer, and John Pitstick, chief financial officer, will discuss the Investopedia acquisition during ValueClick’s second quarter financial results conference call on August 5 at 4:30 p.m. ET. The live Webcast of the conference call will be available on the Investor Relations section of www.valueclick.com. A replay of the conference call will be available through August 12 at (888) 203-1112 and (719) 457-0820 (pass code: 7857476). An archive of the Webcast will also be available through August 12.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing services companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and transparent revenue streams for publishers. ValueClick’s performance-based solutions allow its customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, ad serving and related technologies, and comparison shopping. ValueClick’s brands include Commission Junction, ValueClick Media, Mediaplex, Smarter.com, CouponMountain.com, Investopedia.com, and PriceRunner. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, and the risk that legislation and governmental regulation could negatively impact the Company’s performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on February 26, 2010; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K.

ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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